As filed with the Securities and Exchange Commission on April 25, 2024.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

POLARIS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1790959
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2100 Highway 55 Medina, Minnesota	55340
(Address of Principal Executive Offices)	(Zip Code)
Polaris Inc. 2024 Omnibus Incentive Plan

(Full Title of the Plan)

Lucy Clark Dougherty
Senior Vice President - General Counsel and Secretary
Polaris Inc.
2100 Highway 55
Medina, Minnesota 55340
(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (763) 542-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer  ☒    Accelerated Filer  ☐ Non-accelerated Filer  ☐
Smaller Reporting Company  ☐   Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents previously filed by Polaris Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

•the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (Commission File No. 001-11411), as filed with the Commission on February 16, 2024;
•the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31 2024 (Commission File No. 001-11411), as filed with the Commission on April 23, 2024);
•the Registrant’s Current Report on Form 8-K (Commission File No. 001-11411), filed with the Commission on January 11, 2024, excluding any Item included in such Current Report that was furnished and not filed; and
•the description of the Registrant’s common stock contained in Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (Commission File No. 001-11411), and all amendments and reports filed with the Commission for the purpose of updating such description.

Until the Registrant files a post-effective amendment to this Registration Statement indicating that all securities offered have been sold, or deregistering all securities then remaining unsold, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of filing such documents, other than the portions of such documents that by statute or rule, designation in such documents or otherwise are not deemed to be filed with the Commission or are not required to be incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of Title 8 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any suit or proceeding to which such person is a party by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation (the “Certificate of Incorporation”) includes a provision that eliminates the personal liability of the Registrant’s directors and officers for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended.

As a result of this provision, the Registrant’s ability or that of the Registrant’s stockholders to successfully prosecute an action against a director or officer for breach of his or her duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his or her duty of care. The Commission has taken the position that this provision will have no effect on claims arising under the federal securities laws.
In addition, the Registrant’s Bylaws (the “Bylaws”) provide that each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the corporation to the fullest extent permitted or required by the DGCL and any other applicable law (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. In addition, the Bylaws provide that, if a claim for indemnification or right to advancement of expenses is not paid in full by the corporation within sixty (60) calendar days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) calendar days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to the fullest extent permitted or required by the DGCL (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader reimbursements of prosecution or defense expenses than such law permitted the corporation to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit.

The Registrant also provides insurance, subject to certain limitations and specified exclusions, against certain liabilities incurred by the Registrant’s directors and officers.

The foregoing summaries are subject to the complete text of the DGCL, the Certificate of Incorporation and the Bylaws and are qualified in their entirety by reference thereto.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

EXHIBIT INDEX

No.	Description

4.1	Certificate of Incorporation of Polaris Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2023)
4.2	Bylaws of Polaris Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Commission on May 1, 2023)
4.3	Polaris Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the 2024 Annual Meeting of Stockholders filed on March 13, 2024)
5.1	Opinion of Jones Day, counsel for the Registrant*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Jones Day, counsel for the Registrant (included in Exhibit 5.1)*
24.1	Power of Attorney*
107	Filing Fee Table*
*Filed herewith.

Item 9.    Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Medina, state of Minnesota, on April 25, 2024.

POLARIS INC.

By:	/s/Lucy Clark Dougherty
Lucy Clark Dougherty
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	*	Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2024
Michael T. Speetzen

	*	Executive Vice President — Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2024
Robert P. Mack

	*	Director	April 25, 2024
George W. Bilicic
	*	Director	April 25, 2024
Kevin M. Farr
	*	Director	April 25, 2024
Gary E. Hendrickson
	*	Director	April 25, 2024
Gwenne A. Henricks
	*	Director	April 25, 2024
Bernd F. Kessler
	*	Director	April 25, 2024
Darryl R. Jackson
	*	Director	April 25, 2024
Lawrence D. Kingsley
	*	Director	April 25, 2024
Gwynne E. Shotwell
	*	Director	April 25, 2024
John P. Wiehoff

*By:	/s/ Lucy Clark Dougherty		April 25, 2024
Lucy Clark Dougherty Attorney-in-Fact
*    Lucy Clark Dougherty, pursuant to Powers of Attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing her name hereto does hereby sign and execute this Registration Statement of Polaris Inc., or any amendment thereto, on behalf of each of such officers and directors in the capacities in which the names of each appear above.